CERTIFICATE OF AMENDMENT

                             OF

            RESTATED CERTIFICATE OF INCORPORATION

                             OF

                     NFO RESEARCH, INC.


 (Under Section 242 of the Delaware General Corporation Law)


          NFO  Research, Inc., a corporation organized and existing under the Delaware General  Corporation  Law  (the  "Corporation"), DOES HEREBY

CERTIFY:


          FIRST:  The name of the Corporation is NFO Research, Inc.

          SECOND:   Article  FOURTH  of  the  Restated   Certificate   of

Incorporation  of the Corporation is hereby amended by deleting the first

paragraph  thereof   and  substituting  in  lieu  thereof  the  following

paragraph:

          "The total number of shares which the Corporation shall have authority to issue is sixty-five million (65,000,000), consisting of sixty million (60,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock") and five million (5,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock")."

          THIRD:   The  aforesaid  amendment  has  been  duly  adopted in

accordance with Section 242 of the Delaware General Corporation Law.


          IN WITNESS WHEREOF, the Corporation has caused this certificate to  be signed by its duly authorized officer, this 20th day of September,

1996.



                              NFO RESEARCH, INC.


                              By:/S/WILLIAM E. LIPNER
                                   Name:William E. Lipner
                                   Title: Chairman of the Board and
                                        Chief Executive Officer

                  CERTIFICATE OF AMENDMENT

                           OF THE

            RESTATED CERTIFICATE OF INCORPORATION

                             OF

                     NFO RESEARCH, INC.




               Adopted in accordance with the
          provisions of Section 242 of the General
          Corporation Law of the State of Delaware



          We,  William  E.  Lipner,  President,  and  Steven  J. Gilbert,

Secretary,  of  NFO  RESEARCH, INC., a corporation organized and existing under and by virtue of  the  General  Corporation  Law  of  the  State of

Delaware,  as  amended  (the "Corporation"), DO HEREBY CERTIFY under  the seal of the Corporation as follows:

          FIRST:   Article   FIFTH   of   the   Restated  Certificate  of

Incorporation of the Corporation is hereby amended  by  deleting  in  its entirety  and  substituting  in  lieu  thereof  the following new ARTICLE

FIFTH:

               FIFTH: At all meetings of stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. Except as otherwise provided by statute or by the
     Restated   Certificate  of  Incorporation,   at   any   meeting   of
     stockholders (at which a quorum was present to organize the meeting), any election of directors shall be decided by a plurality of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote in the election and all other matters shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, in each case whether or not a quorum is present when the vote is taken.

          SECOND:  The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation  Law of the State of Delaware

by the affirmative vote of the holders of a majority  of  the outstanding shares of Common Stock of the Corporation, being the only class  entitled to vote at a duly held meeting of stockholders.

          IN   WITNESS  WHEREOF,  we  have  signed  this  Certificate  of

Amendment and caused the corporate seal of said NFO RESEARCH, INC., to be hereunto affixed this 5th day of May, 1995.



                              /S/ WILLIAM E. LIPNER
                              William E. Lipner
                              President


[SEAL]


ATTEST:


/S/ STEVEN J. GILBERT
Steven J. Gilbert
Secretary

            RESTATED CERTIFICATE OF INCORPORATION
                             OF
                      NFO RESEARCH, INC.


          The undersigned, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "Corporation"), DOES HEREBY CERTIFY as follows:

          1. The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on September 17, 1991 and amended and restated on September 27, 1991 and further amended on October 21, 1991.

          2. On December 21, 1992, the Corporation filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

          3. On February 23, 1993, and March 15, 1993, in the manner prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended, resolutions were duly adopted by the Board of Directors and the stockholders of the Corporation, respectively, duly adopting this Restated Certificate of Incorporation and amending the Certificate of Incorporation of the Corporation as herein provided.

          4. Pursuant to the provisions of Section 103(d) of the General Corporation Law of the State of Delaware, as amended, this Restated Certificate of Incorporation is not to become effective until 9:00 a.m. New York time on April 15, 1993 (the "Effective Date").

          5. The text of the certificate of incorporation of the Corporation as amended and restated herein, shall, at the effective time of this Restated Certificate of Incorporation, read as follows:

          FIRST:   The  name of the Corporation  is  NFO  Research,  Inc.
(hereinafter the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "GCL").

          FOURTH: The total number of shares which the Corporation shall have the authority to issue is twenty million (20,000,000), consisting of fifteen million (15,000,000) shares of Common Stock, par value $.01 per share (the "Common

Stock") and five million (5,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

          B. PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to fix by resolution or resolutions providing for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to Section 151 of the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The Board of Directors may from time to time increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify any unissued Preferred Stock by fixing or altering the terms thereof in respect of the above-mentioned particulars and by assigning the same to any existing or newly created series from time to time before the issuance of such Preferred Stock.

          C.    COMMON STOCK.   A  statement of the designations, powers,
preferences, rights, qualifications, limitations and restriction in respect of the shares of Common Stock is as follows:

          (1) DIVIDENDS. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of Common Stock shall be entitled to share ratably, according to the number of shares of Common Stock held by them, in such dividends.

          (2) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

          (3)  VOTING RIGHTS.   Except  as  otherwise  provided  in  this
Certificate of Incorporation or by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by him.

          D. CONVERSION. (1) On the Effective Date, by virtue of the effectiveness of this Restated Certificate of Incorporation, and without any action on the holders of such shares, each share of Class A Common Stock and each share of Class B Common Stock of the Corporation outstanding prior to the effectiveness of this Restated Certificate of Incorporation shall be extinguished and cease to exist and shall be converted from 33.82700 shares of Common Stock and 22.57127 shares of Common Stock, respectively, which shares of Common Stock shall be fully paid and nonassessable shares of the Corporation.

          (2) No fractional shares of Common Stock shall be issued upon the aforementioned conversion, but instead such fractional shares, which would have been issuable but for the prohibition in this paragraph, shall evidence the right to receive cash equal to the number of fractional shares multiplied by the initial public offering price of the shares of Common Stock offered to the public pursuant to the Company's Registration Statement on Form S-1 (File No 33-58748) filed with the Securities and Exchange Commission.

          (3) On the Effective Date or as soon as practicable thereafter, each holder of the Class A Common Stock and Class B Common Stock shall surrender its shares to the Secretary of the Company in exchange for (i) the number of shares of Common Stock as determined in subparagraph (C)(1) above and (ii) the amount, if applicable to such holder, referred to in subparagraph (C)(2) above payable by check, to which such holder is entitled. No holder shall be entitled to any interest on the cash in lieu of fractional shares to which it is entitled.

          FIFTH: At all meetings of stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholders of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of all of the shares of stock of the Corporation outstanding and entitled to vote on any matter, question or proposal brought before such meeting shall decide such question, unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          SIXTH: The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than three nor more than twelve. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

          A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          Advance notice of nominations for the election of directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Corporation in the manner provided in the By-Laws.

          SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2)  The  directors   shall  have  concurrent  power  with  the
stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          EIGHTH: (1) Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          (2) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by any such holders.

          NINTH:   (1)  The  Corporation  shall,  to  the  fullest extent
permitted by Section 145 of the GCL, as the same may be amended and supplemented, indemnify any and all directors and officers whom it shall have power to indemnify under said Section and may, upon the act of the Board of Directors, indemnify all other persons whom it shall have power to indemnify under said Section, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said

Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The rights to indemnification hereunder shall continue as to a director or officer who has ceased to be a director or officer, shall inure to the benefit of the heirs, executors and administrators of the director or officer, and may, upon such act of the Board of Directors, continue as to such other persons and inure to the benefit of the heirs, executors and administrators of such other persons. The rights to indemnification conferred in this ARTICLE NINTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law.

          (2) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this ARTICLE NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (3) Neither the amendment, change, alteration nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws of the Corporation nor any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH or the rights or any protections afforded under this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, change, alteration, repeal, adoption or modification.

          TENTH: The Corporation reserves the right to repeal, alter or amend this Certificate of Incorporation in the manner now or hereafter prescribed by statute. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the By-Laws and applicable law and thereafter approved by the stockholders.

          ELEVENTH:   The Corporation  has  elected  to  be  governed  by
Section 203 of the GCL.

          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary.

                              NFO RESEARCH, INC.



(Corporate Seal)         By: /S/ WILLIAM E. LIPNER
                                   William E. Lipner
                                   President



ATTEST:



/S/ STEVEN J. GILBERT
Steven J. Gilbert
Secretary